EXHIBIT "1.2"
DYNARESOURCE, INC.
"BY - LAWS"


                                   BY-LAWS OF

                                                        WEST COAST MINES, INC.

                            A California Corporation

                                    ARTICLE I

                                     OFFICES

Section 1.  PRINCIPAL OFFICE.

      The principal executive office of the corporation is hereby fixed and located at 1220 Perkins Way, Sacramento, California. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another.

Section 2.  OTHER OFFICES.

      Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                              SHAREHOLDERS' MEETING

Section 1.  PLACE OF MEETINGS.

      All meetings of the shareholders shall be held at the place designated by the President or a majority of Directors in the State of California, or at such other place as may be designated for that purpose from time to time by the Board of Directors.

Section 2.  ANNUAL MEETINGS.

      The annual meetings of the shareholders shall be held on the first Monday in October in each year at the hour of ten O'clock A.M. but if such day is a legal holiday then the meeting shall be held at toe same time on the next business day. At the annual meeting, the shareholders shall elect by plurality vote a Board of Directors, consider reports of the affairs of the corporation, and transact such other business as may properly be brought before the meeting.

Section 3.  SPECIAL MEETINGS.

      Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president, or by the Board of Directors, or by any two or more members thereof, or by one or more shareholders holding not less than one-tenth (1-10) of the voting power of the corporation.

Section 4.  NOTICE OF MEETINGS.

      Notices of meetings, annual or special shall be given in writing to shareholders entitled to Vote by the secretary or assistant secretary, or if there be no such officer, or in case of his neglect or refusal, by any director or shareholder.

      Such notices shall be sent to the shareholders' address appearing on the hooks of the corporation or supplied by him to the corporation for toe purpose of notice, not less than ten (10) days before such meeting.

      Notice of any meeting of shareholders shall specify the place, the day and the hour of meeting, and in case of special meetings, as provided by the Corporations Code of California, the general nature of the business to be transacted.

      When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5.  CONSENT TO SHAREHOLDERS' MEETINGS.

      The transactions of any meeting of shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present Either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waiver, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purposes, and filed with the secretary of the corporation.

Section 6.  QUORUM.

      The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy shall constitute a quorum at all meetings of the shareholders, for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-laws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7.  VOTING RIGHTS: CUMULATIVE VOTING.

      Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the Jay of any meeting of shareholders, unless some other day be fixed by the Bach of Directors for the determination of shareholders of record, then on such other day, shall be entitled to vote at such meeting.

      Every shareholder entitled to vote shall be entitled to one vote for each or said shares and shall have the right to accumulate his votes as provided in
Section 708, Corporations Code of California.

Section 8.  PROXIES.

Every shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of
Section 705, of the Corporations Code of California and filed with the secretary of the corporation.

                                   ARTICLE III

                              DIRECTORS: MANAGEMENT

Section 1.  POWERS.

      Subject to the limitation of the Articles of Incorporation, of the By-laws and of the laws of the State of California as to action to be authorized or approved by the shareholders , all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by a Board of Directors.

Section 2.  NUMBER AND QUALIFICATION.

      The authorized number of directors of the corporation shall be until changed by an amendment of this Section 2, Article III of these By-laws, approved by the vote or written consent of shareholders entitled to exercise the majority of the voting power of the corporation; further subject to amendment of the Articles of Incorporation, if required.

Section 3.  ELECTION AND TENURE OF OFFICE.

      The directors shall be elected by ballot at the annual meet-inc of the shareholders, to serve for one year and until their successor are elected and have qualified. Their term of office shall begin immediately after election.

Section 4.  VACANCIES.

      Subject to the provisions of Section 305 of the Corporations Code, vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose.

      The shareholders may at any time elect a director to fill any vacancy not filled b the directors, and may elect the additional directors at the meeting at which an amendment of the By-laws is voted authorizing an increase in the number of directors.

      A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director, or if the shareholders shall increase the authorized number of directors, but shall fail at the meeting which such increase is authorized, or at an adjournment thereof, to elect the additional director so provided for, or in case the shareholders fail at any time to elect the full number of authorized directors.

      If the Board of Directors accepts the resignation of a director tendered to take effect at a future date, the Board, or the shareholders, shall have power to elect a successor to take office when the resignation shall become effective.

      No reduction of the number of directors shall have the effect of removing any director prior to the expiration or his term of office.

Section 5.  REMOVAL OF DIRECTORS

      The entire Board of Directors or any individual director may be removed from office as provided by Section 303 of the Corporations Code of the State of California.

Section 6.  PLACE OF MEETINGS.

      Meetings of the Board of Directors shall be held at any place within or without the State designated in the notice of the meeting, or if not designated in the notice, the place designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, meetings shall be held at the principal office of the corporation.

Section 7.  ORGANIZATION MEETINGS.

      The Board shall hold a regular meeting to be known as the "Organization Meeting". The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the shareholders at the same place as the shareholders' meeting; and notice of said meeting shall not he required.

Section 8.  OTHER REGULAR MEETINGS.

      Regular meetings of the Board of Directors shall be held at the times and places specified in an annual schedule adopted by the Board. No notice need be given of the holding of such regular meetings.

Section 9.  SPECIAL MEETINGS -- NOTICES.

      Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the president or if he is absent or unable or refuses to act, by any vice-president or by any two (2) directors.

      Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by mail, or by telephone, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation or as it appears in the telephone records, or if it is not so shown upon the records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four
(4) days prior to the time of the holding of the meeting. In case such notice is delivered personally or telephoned as above pro-vided, it shall be so delivered or telephoned at least forty eight (48) hours prior to the time of the holding of the meeting. Such mailing, telephoning or delivery as above provided shall be due, legal and personal notice to such director.

Section 10.  WAIVER OF NOTICE.

      When all the directors are present at any directors' meeting, however called or noticed, and sign a written waiver thereto on the records of such meeting, or, if a majority of the directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding of such meeting, which said waiver shall be filed with the secretary of the corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 11.  ADJOURNMENT AND NOTICE.

      A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time arid place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors ~~no were not pre-sent at the time of the adjournment.

Section 12.  QUORUM.

      A majority of the number of directors as fixed by the Articles or By-laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 13.  ACTION WITHOUT A MEETING.

      Any action required or permitted to be taken by the Board of Directors of the corporation under any provision of the General Corporation Law may be taken without a meeting, if all members of the Board shall individually or collectively consent in Writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

                                   ARTICLE IV

                                     OFFICES

Section 1.  OFFICES.

      The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, in the discretion of the Board of Directors, a chairman of the board, one or more vice-presidents, one or more assistant secretaries, one or more assistant chief financial officers, and such other officers as may be appointed in accordance with the provisions of
Section 3. of this Article. Any number of offices may be held by the same person unless the Articles provide otherwise.

Section 2.  ELECTION.

      Except as otherwise provided by the articles or bylaws, officers shall be chosen by the board and serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment, until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3.  SUBORDINATE OFFICERS, ETC.

      The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-laws or as the Board of Directors may from time to time determine.

Section 4.  REMOVAL AND RESIGNATION.

      Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

      Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation snail take effect at the date of the receipt of such notice or at any later time specified herein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.  VACANCIES.

      A vacancy in any office because of the death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the by-laws for regular appointments to such office.

Section 6.  CHAIRMAN OF THE BOARD.

      The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-laws. If the corporation has no president, the chairman of the board is the general manager and chief executive officer of the corporation.

Section 7.  PRESIDENT

      Subject to such supervisory powers, if any, as may be given by the board of Directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the chairman of the board, or if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-laws.

Section 8.  VICE-PRESIDENT.

      In the absence or disability of the president, the vice- presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the vice-presidents designated by the Board of Directors, shall perform all the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions upon the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-laws.

Section 9.  SECRETARY

      The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

      The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; and the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

      The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-laws or by the law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-laws.

Section 10.                CHIEF FINANCIAL OFFICER.

      The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements , gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in-surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

      The chief financial officer shall deposit moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors; shall render to the president and directors, whenever they request it, an account of all his transactions as chief financial officer and of the financial condition or the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-laws.

                                    ARTICLE V

                         EXECUTIVE AND OTHER COMMITTEES

      The Board of Directors may appoint an executive committee, and such other committees as may be necessary from time to time, consisting of such number of its members and with such powers as it may designate, consistent with the Articles of Incorporation and By-laws and the General Corporation Laws of the State of California. Such committees shall hold office at the pleasure of the board.

                                   ARTICLE VI

                   CORPORATE RECORDS AND REPORTS - INSPECTION

Section 1.  RECORDS

      The corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business in the State of California, as fixed by the Board of Directors from time to time.

Section 2.  INSPECTION OF BOOKS AND RECORDS

      All books and records provided for in Section 1500 of the Corporations Code of California shall be open to inspection of the directors and shareholders from time to time and in the manner pro-vided in Sections 1601 and 1602.

Section 3.  CERTIFICATION AND INSPECTION OF BY-LAWS

      The original or a copy of these By-laws, as amended or otherwise altered to date, certified by the secretary, shall be open to inspection by the shareholders of the company, as provided in Section 213 of the Corporations Code of California.

Section 4.  CHECKS, DRAFTS, ETC.

      All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5.  CONTRACTS, ETC. -- HOW EXECUTED.

      The Board of Directors, except as in the By-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.

Section 6.  ANNUAL REPORT.

      The annual report of shareholders referred to in Section 1501 of the California Corporations Code is expressly dispensed with, but the Board of Directors of the corporation may cause to be sent to the shareholders, not later than one hundred twenty (120) days after the close of the fiscal or calendar year, an annual report in such form as may be deemed appropriate by the Board of Directors.

                                   ARTICLE VII

                       CERTIFICATES AND TRANSFER OF SHARES

Section 1.  CERTIFICATES FOR SHARES.

      Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the snares represented thereby; its number, a statement of the right, privileges, preferences and restrictions of each class of stock and a statement of the liens, restrictions, obligations or liability of holders as set forth in Section 418 of the Corporations Code. Statements of assessability and restrictions on transfer shall appear on the face of the certificate and SHALL BE CONSPICUOUS.

      Every certificate for shares must be signed by the president or a vice-president or a vice-president and the secretary or an assistant secretary or must be authenticated by facsimiles of the signatures of the president and secretary or by a facsimile of the signature of its president and the written signature of its secretary or an assistant secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile of a signature must be countersigned by a transfer clerk or transfer agent and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

Section 2.  TRANSFER ON THE BOOKS.

      Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.  LOST, STOLEN OR DESTROYED CERTIFICATES.

      The corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroy-ed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4.  TRANSFER AGENTS AND REGISTRARS.

      The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company--either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

                                  ARTICLE VIII

                                 CORPORATE SEAL

      The corporation adopts a seal. The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word "California"

                                   ARTICLE IX

                              AMENDMENTS TO BY-LAWS

Section 1.  BY SHAREHOLDERS.

      New By-laws may be adopted or these By-laws may be repealed or amended at their annual meeting, or at any other meeting of the shareholders called for that purpose, by a vote of shareholders en-titled to exercise a majority of the voting power of the corporation, or by the written assent of such shareholders.

Section 2.  POWERS OF DIRECTORS.

      Subject to the right of shareholders to adopt, amend or repeal By-laws, as provided in Section 1 of this Article IX, the Board of Directors may adopt, amend or repeal any of these By-laws; but a By-law or amendment thereof fixing or changing the authorized number of directors must be approved by the vote or written consent of shareholders entitled to exercise the majority of the voting power of the corporation.

Section 3.  RECORDS OF AMENDMENTS.

      Whenever an amendment or new By-law is adopted, it shall be copies in the book of By-laws with the original By-laws, in the appropriate place. If any By-laws or By-law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

KNOW ALL MEN BY THESE PRESENTS:

      That we, the undersigned, being all of the persons appointed to act as the first Board of Directors of hereby assent to the foregoing By-laws, and adopt the same as the By-laws of said corporation.

IN WITNESS WHEREOF, we have hereunto set our hands this

                            CERTIFICATE OF SECRETARY

                                (Graphic Omitted)

        I, the undersigned, do hereby certify:

        (1)  That I am the duly elected and acting Secretary of


        (2) That the foregoing By-laws comprising 12 pages, constitute the original By-laws of said corporation as duly adopted at the first meeting of the Board of Directors thereof duly held on

      IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation.






                                        ----------------------------------------

                                                        WEST COAST MINES, INC.

                      RESOLUTION OF THE BOARD OF DIRECTORS

         A Special Meeting of the Board of Directors of WEST COAST MINES. INC. was held on FEBRUARY 22ND, 1996 at the Company's Dallas Office at 5430 LBS Freeway, Suite 1600. Dallas, Texas 73240. Attending the meeting in person, or by Telephone Conference Call, were: Douglas E. Metcalf, Melvin E. Tidwell, and K.
D. Diepholz, being a quorum of the Directors of the Company, each of whom waived notice of the meeting.

        The President, Mr. Metcalf called the meeting to order. The minutes of the prior meeting were read and unanimously approved. The President's report was given. The President then opened the floor to new business whereupon the following resolutions, after discussion, was properly moved, seconded and thereafter unanimously approved and adopted:

         RESOLVED, that the Corporation approve the original By Laws for the Company; specifically those By Laws set forth by the Company in 1937, and since re-typed and accepted by the Company in 1980; such By Laws to remain now in force until such time as they may be amended by the current Board of Directors;

         RESOLVED, That the Corporation approve all prior actions taken by the Board of Directors and the President.

         There being no further business before the meeting, on motion duly made, seconded and carried, the meeting was adjourned.

         DATED THIS TWENTY - SECOND (22ND) DAY FEBRUARY, 1996.


/S/ Douglas Metcalf                      /S/ Melvin E. Tidwell
DOUGLAS METCALF, PRESIDENT, DIRECTOR     MELVIN E. TIDWELL, DIRECTOR





/S/ K.D. Diepholz

KOY W. (K.D.) DIEPHOLZ, SECRETARY, DIRECTOR